EXHIBIT 99.1
Media contact: Corporate Communications Phone: 785.575.8401 FAX: 785.575.6399 news@wr.com Investor contact: Greg Greenwood, treasurer Phone: 785.575.1806 greg_greenwood@wr.com

FRANK J. BECKER AND GENE A. BUDIG RESIGN FROM BOARD OF DIRECTORS

TOPEKA, Kan., May 9, 2003 — Westar Energy announced today that Frank J. Becker and Gene A. Budig have resigned from Westar Energy’s Board of Directors. Mr. Becker desires to focus his attention on his business and personal interests and Dr. Budig intends to pursue his research and writing objectives.

Mr. Charles Q. Chandler IV, Chairman of the Westar Energy Board of Directors, said “Frank and Gene have faithfully served Westar Energy for many years. I wish each of them the very best in the future and thank them for their long and devoted service to the company.”

Westar Energy, Inc. (NYSE: WR) is the largest electric utility in Kansas and owns interests in monitored security and other investments. Westar Energy provides electric service to about 647,000 customers in the state. Westar Energy has nearly 6,000 megawatts of electric generation capacity and operates and coordinates more than 36,600 miles of electric distribution and transmission lines. The company has total assets of approximately $6.4 billion, including security company holdings through ownership of Protection One, Inc. (NYSE: POI) and Protection One Europe, which have approximately 1.1 million security customers. Through its ownership in ONEOK, Inc. (NYSE: OKE), a Tulsa, Okla.- based natural gas company, Westar Energy has a 27.4 percent interest in one of the largest natural gas distribution companies in the nation, serving more than 1.4 million customers.

For more information about Westar Energy, visit us on the Internet at http://www.wr.com.

Forward-looking statements: Certain matters discussed in news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like we “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend” or words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations or goals. Such statements address future events and conditions concerning capital expenditures; earnings; liquidity and capital resources; litigation; accounting matters; possible corporate restructurings, mergers, acquisitions and dispositions; the sale of assets proposed in our Debt Reduction and Restructuring Plan filed with the Kansas Corporation Commission on Feb. 6, 2003; compliance with debt and other restrictive covenants; interest and dividends; Protection One, Inc.’s financial condition and its impact on our consolidated results; possible future impairment charges; environmental matters; nuclear operations; events in foreign markets in which investments have been made; and the overall economy of our service area. What happens in each case could vary materially from what we expect because of such things as electric utility deregulation or re-regulation; regulated and competitive markets; ongoing municipal, state and federal activities; economic conditions; changes in accounting requirements

Budig and Becker resign from board, page 2

and other accounting matters; changing weather; rate and other regulatory matters, including the impact of the Nov. 8, 2002, and Dec. 23, 2002, orders issued by the Kansas Corporation Commission requiring debt reduction; amendments or revisions to our Debt Reduction and Restructuring Plan filed with the Kansas Corporation Commission; the impact of changes and downturns in the energy industry and the market for trading wholesale electricity; the sale of our interests in ONEOK, Inc., Protection One, Inc. and Protection One Europe; the federal grand jury subpoena by the United States Attorney’s Office requesting certain information; the Securities and Exchange Commission’s review of our consolidated financial statements; the subpoena received from the Federal Energy Regulatory Commission seeking information on power trades with Cleco Corporation and its affiliates and on other power marketing transactions; political, legislative and regulatory developments; regulatory, legislative and judicial actions; the impact of the purported shareholder and employee class-action lawsuits filed against us; the impact of changes in interest rates generally and specifically, changes in the London Interbank offer rate (LIBOR) on the fair value of our swap transactions; changes in the 10-year United States treasury rates and the corresponding impact on the fair value of our call option; homeland security considerations; ongoing impairment tests; coal, gas and oil prices; and other circumstances affecting anticipated operations, sales and costs.

These lists are not all-inclusive because it is not possible to predict all possible factors. This news release should be read in its entirety. No one section of the release deals with all aspects of the subject matter. Any forward-looking statement speaks only as of the date such statement was made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made except as required by applicable laws or regulations.